Exhibit 99.2

Contact:

Rush Enterprises, Inc., San Antonio

Steven L. Keller, 830-302-5226

RUSH ENTERPRISES, INC. ADOPTS $150 MILLION STOCK REPURCHASE PROGRAM

SAN ANTONIO, Texas, December 3, 2024 (GLOBE NEWSWIRE) — Rush Enterprises, Inc. (NASDAQ: RUSHA & RUSHB), which operates the largest network of commercial vehicle dealerships in North America, today announced that its Board of Directors approved a new stock repurchase program authorizing the Company to repurchase, from time to time, up to an aggregate of $150 million of its shares of Class A common stock, $.01 par value per share, and/or Class B common stock, $.01 par value per share.

“I am pleased to announce the approval of a new $150 million stock repurchase program,” said W.M. “Rusty” Rush, Chairman, Chief Executive Officer and President of the Company. “This announcement reflects our continued confidence in our ability to generate strong free cash flow despite challenging industry conditions, as our recent financial results have demonstrated,” Rush added. “The strategic investments we have made in recent years have substantially improved our quality of earnings and increased our earnings power in both the peaks and recent troughs in the commercial vehicle market. Our strategic focus on achieving a diversified customer base and focus on our “One Team” sales approach has also served us well, and we believe that our strong financial performance under recently challenging industry and market conditions will allow us to continue to invest in our growth strategy while also continuing to return capital to shareholders,” Rush stated.

This new stock repurchase program replaces the Company’s prior $150 million stock repurchase program, $77.5 million of which was utilized through December 2, 2024. The prior stock repurchase program was scheduled to expire on December 31, 2024, and was terminated effective December 2, 2024.

Repurchases under the new stock repurchase program will be made at times and in amounts as the Company deems appropriate and may be made through open market transactions at prevailing market prices, privately negotiated transactions or by other means in accordance with federal securities laws. The actual timing, number and value of repurchases under the new stock repurchase program will be determined by management in its discretion and will depend on a number of factors, including market conditions, stock price and other factors. The new stock repurchase program expires on December 31, 2025, and may be suspended or discontinued at any time.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. is the premier solutions provider to the commercial vehicle industry. The Company owns and operates Rush Truck Centers, the largest network of commercial vehicle dealerships in North America, with more than 150 locations in 23 states and Ontario, Canada, including 124 franchised dealership locations. These vehicle centers, strategically located in high traffic areas on or near major highways throughout the United States and Ontario, Canada, represent truck and bus manufacturers, including Peterbilt, International, Hino, Isuzu, Ford, Dennis Eagle, IC Bus and Blue Bird. They offer an integrated approach to meeting customer needs – from sales of new and used vehicles to aftermarket parts, service and body shop operations plus financing, insurance, leasing and rental solutions. Rush Enterprises' operations also provide CNG fuel systems (through its investment in Cummins Clean Fuel Technologies, Inc.), telematics products and other vehicle technologies, as well as vehicle up-fitting, chrome accessories and tires. For more information, visit www.rushtruckcenters.com and www.rushenterprises.com on X @rushtruckcenter and Facebook.com/rushtruckcenters.

Certain statements contained in this release and comments by management may include “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to a variety of factors, many of which are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and our other filings with the U.S. Securities and Exchange Commission. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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